Exhibit 3.216

ROSS MILLER Secretary of State	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

Certified Copy

November 2, 2011

Job Number:	C20111031-1305
Reference Number:	00003296455-74
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C11431-1993-001	Articles of Incorporation	1 Pages/1 Copies
20090876702-41	Convert In	5 Pages/1 Copies
20090876703-52	Articles of Organization	2 Pages/1 Copies

Certified By: Chris Thomann Certificate Number: C20111031-1305 You may verify this certificate online at http://www.nvsos.gov/	Respectfully, /s/ Ross Miller ROSS MILLER Secretary of State

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

SEP 17 1993
11431-93
CHERYL A. LAU SECRETARY OF STATE

(For filing office use)

Articles of Incorporation

(PURSUANT TO NRS 78)
STATE OF NEVADA

STATE OF NEVADA
Secretary of State

Filing fee: $125.00 DJ
Receipt #: C91172
CT CORPORATION SYSTEM
ONE EAST FIRST STREET
RENO, NV 89501

(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF CORPORATION: NC-DGH, Inc.
2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: The Corporation Trust Company of Nevada

Street Address: One East First Street (Street No. / Street Name) Reno (City) 89501 (Zip)

3. SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value: 1,000 Par value: $1.00 Number of shares without par value: -0-
4. GOVERNING BOARD: shall be styled as (check one): X Directors ____ Trustees
The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses are as follows:

Name	Address City/State/Zip
Joseph M. Cobern	577 Mulberry Street, Macon, GA 31298
John C. McCauley	577 Mulberry Street, Macon, GA 31298
Glenn A. McRae	577 Mulberry Street, Macon, GA 31298

5. PURPOSE (optional— see reverse side): The purpose of the corporation shall be:
6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please check one of the following: YES ____ NO X.
7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached ________.
8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized)

Name (print): Jon R. Harris, Jr.
Address: 191 Peachtree St., N.E., Atlanta, GA 30303-1763 City/State/Zip
Signature: [signature]

Name (print)
Address City/State/Zip
Signature

Name (print)
Address City/State/Zip
Signature

Subscribed and sworn to before me this 15th day of September, 1993.

[signature] Glenda L. Piazza
Notary Public
Notary Public, DeKalb County, Georgia
My Commission Expires August 1, 1993
(affix notary stamp or seal)

9. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, THE CORPORATION TRUST COMPANY OF NEVADA hereby accept appointment as Resident Agent for the above named corporation.

[signature] Assistant Secretary
Signature of Resident Agent

SEP 17 1993
1.00 Diane

September 16, 1993
Date

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

NC-DSH, Inc.
Name of constituent entity

Nevada	Corporation
Jurisdiction	Entity type *

and,

NC-DSH, LLC
Name of resulting entity

Nevada	Limited liability company
Jurisdiction	Entity type *

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

☒	The entire plan of conversion is attached to these articles.

☐	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

*	corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 1 Revised: 3-26-09

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5.	Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)* 12/31/2009

6.	Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

NC-DSH, LLC

Name of constituent entity

	Senior VP & Secretary	12.15.09
Signature	Title	Date

*	Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 2 Revised: 3-26-09

AGREEMENT AND PLAN OF CONVERSION

THIS AGREEMENT AND PLAN OF CONVERSION is entered into as of this 15th day of December, 2009, by and among NC-DSH, Inc., a Nevada corporation (the “Corporation”), each of its undersigned directors (each a “Director” and collectively, the “Board”) and its sole shareholder (the “Shareholder”).

BACKGROUND

A. The undersigned Directors comprise the Board of Directors of the Corporation.

B. The undersigned Shareholder is the sole shareholder in the Corporation.

C. The Board and the Shareholder desire to convert the Company to a limited liability company (the “Company”) governed by the Nevada Limited Liability Act (the “Act”) and to have the Company engage in any business permitted under the Act, with the conversion of the Corporation to the Company (the “Conversion”) to occur at 11:59 P.M. Eastern Standard Time, December 31, 2009 (the “Effective Date”).

D. This Agreement is being entered into for the sole purpose of setting forth the agreement as to the conversion of the Corporation to the Company under NRS Chapter 92A and to authorize the conversion as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions contained herein, the parties agree as follows:

1. Articles of Conversion. The Board shall cause Articles of Conversion to be duly executed and filed with the Nevada Secretary of State in accordance with NRS 92A.205.

2. Exchange of Stock for Membership Interest. Upon Conversion, the Shareholder hereby agrees to exchange its stock in the Corporation for membership interest in the Company. The Shareholder hereby agrees to assign and transfer to the Company its stock in exchange for issuance to it of the Company’s membership interest as follows: Prior to this exchange, the Shareholder shall own 100% of the issued and outstanding stock of the Corporation and immediately after the exchange, the Shareholder shall own 100% of the membership interests in the Company. Any existing stock certificates shall be canceled and certificates representing the Shareholder’s membership interest ownership shall be issued in place thereof.

3. Board/Operating Agreement. The Managers of the Company shall be known as the “Board of Directors” and shall initially consist of the current Board. The Board of Directors shall adopt the Operating Agreement of the Company which will be kept with the Company’s corporate records.

4. Execution of Documents. The undersigned parties agree to execute whatever documents are necessary and desirable to carry out the purposes and intent of this Agreement, including, without limitation, any necessary or desirable consent resolution. In the event, for any reason whatsoever, that any of the undersigned parties shall neglect, refuse, or fail to execute any document that is required or which may be expedient to implement the provisions and intent of this Agreement, then this Agreement shall act in place thereof and shall have the same effect as if such document were executed.

5. Transfer of Assets and Liabilities. The undersigned parties hereby acknowledge and agree that pursuant to NRS 92A.250 and without any action on the part of the Corporation, the Company, the Board or the Shareholder, as of the Effective Date, all of the assets and liabilities of the Corporation, of whatever kind or nature, and including all rights in the property owned by the Corporation, shall be transferred to the Company, all of the liabilities and obligations, of whatever kind or nature, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Corporation shall be assumed by the Company, and the Company shall continue to carry on its business as heretofore conducted by the Corporation. The Board is hereby authorized to take any and all action necessary or appropriate and to execute and deliver any and all documents as he may deem necessary or appropriate, to effect the conversion of the Corporation to the Company under the NRS Chapter 92A in accordance with this Agreement.

6. Termination of Bylaws. The undersigned, being all the parties to those certain Bylaws on file in the corporate records of the Corporation (the “Bylaws”), pertaining to the shares and operation of the Corporation, hereby agree that the Bylaws shall automatically terminate upon the Conversion, and that all duties and obligations arising out of the Bylaws shall be deemed to have been satisfied in full (the “Termination”). Additionally, at the Termination, any other agreements pertaining to the operation or governance of the Corporation, including but not limited to any Shareholders Agreement, are also automatically terminated and any duties and obligations therein are deemed to be satisfied in full. Each of the undersigned hereby acknowledge and agree that, effective upon the Termination, he/she/they are irrevocably and unconditionally releasing and waiving any and all rights under the Bylaws or any other agreements pertaining to the operation or governance of the Corporation.

7. Miscellaneous.

A. Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the Corporation and its respective successors, assigns, guardians, heirs and legal representatives.

B. Severabilitv. All the clauses of this Agreement are distinct and severable and, if any clause shall be deemed illegal, void or unenforceable, it shall not affect the validity, legality or enforceability of any other clause or provision of this Agreement.

C. Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The headings used in this Agreement have been inserted for convenience and do not constitute provisions to be construed or interpreted in connection with this Agreement.

D. Entire Agreement and Amendment. This Agreement contains the entire agreement with respect to the matters described herein and is a complete and exclusive statement of the terms thereof and supersedes all previous agreements with respect to such matters. This Agreement may not be altered or modified except by a writing signed by all parties to the Agreement.

E. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to it conflicts of laws principles. Any disputes arising out of or relating to this Agreement shall be brought in any court of competent jurisdiction in the County of Clark in the State of Nevada.

IN WITNESS WHEREOF, the Corporation, the Board and the Shareholder have executed and delivered this Agreement and Plan of Conversion as of the date first set forth above.

CORPORATION: NC-DSH, Inc.		COMPANY: NC-DSH, LLC

By:	/s/ Rachel A. Seifert	By:	/s/ Rachel A. Seifert
Name:	Rachel A. Seifert	Name:	Rachel A. Seifert
Its:	Senior VP & Secretary	Its:	Senior VP & Secretary

BOARD:

/s/ W. Larry Cash		/s/ Martin G. Schweinhart
Name:	W. Larry Cash, Director	Name:	Martin G. Schweinhart, Director

/s/ Rachel A. Seifert
Name:	Rachel A. Seifert, Director

SHAREHOLDER:
QHG Georgia Holdings, Inc.

By:	/s/ Rachel A. Seifert
Name:	Rachel A. Seifert
Its:	Senior VP & Secretary

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

050101

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20090876703-52
	Filing Date and Time 12/22/2009 9:14 AM
	Entity Number C11431-1993

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

NC-DSH, LLC

Check box if a Series Limited-Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)

☒ Commercial Registered Agent: CSC Services of Nevada, Inc.
Name

☐ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address	City	Nevada	Zip Code

Mailing Address (if different from street address)	City	Nevada	Zip Code

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)

Company shall be managed by: ☒ Manager(s) OR ☐ Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

	Name / Street Address	City	State	Zip Code
1)	W. Larry Cash 4000 Meridian Blvd	Franklin	TN	37067
2)	Martin G. Schweinhart 4000 Meridian Blvd	Franklin	TN	37067
3)	Rachel A. Seifert 4000 Meridian Blvd	Franklin	TN	37067

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

Name	Organizer Signature		
Robin Keck	X [signature]		
Address	**City**	**State**	**Zip Code**
4000 Meridian Blvd	Franklin	TN	37067

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Dona L. Priebe, Assistant VP — 12-21-09
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 86 DLLC Articles
Revised: 4-14-09

8. Indemnification. A manager of the Company shall not be personally liable to the Company or its Members for damages for breach of fiduciary duty as a director or officer, except that this Article shall not eliminate or limit the liability of a director or officer where it is proven that: (i) his act or failure to act constituted a breach of his fiduciary duties as a manager or member; and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Nothing in this Article shall be construed as limiting the protection of managers and the Company from personal liability as may be further provided by the Nevada Revised Statutes.

9. Operating Agreement. The Managers and Members may enter an operating agreement from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted under the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a manager of the Company, or is or was serving at the request of the Company as a manager of another Company, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

10. Organization Date. The Company shall be organized as of December 31, 2009 by the conversion of NC-DSH, Inc., a Nevada corporation, to NC-DSH, LLC, a Nevada limited liability company.